Exhibit 99.1 Pro Forma Condensed Consolidated Financial Information

Introduction

On March 30, 2007 (the “Distribution Date”), Altria Group, Inc. (“Altria”) completed the spin-off of Kraft Foods Inc. (“Kraft”) to Altria stockholders. The distribution of the approximately 88.9% of Kraft’s outstanding shares owned by Altria was made on March 30, 2007, to Altria stockholders of record as of 5:00 p.m. Eastern Time on March 16, 2007, the record date. Each Altria stockholder received 0.692024 of a share of Kraft for each share of Altria common stock held as of the record date. Altria stockholders will receive cash in lieu of fractional shares for amounts of less than one Kraft share.

Holders of Altria stock options were treated in the same manner as stockholders and, accordingly, had their stock awards split into the following two instruments, which, immediately after the spin-off, had an aggregate intrinsic value equal to the intrinsic value of the Altria options immediately before the spin-off:

•

a new Kraft option to acquire the number of shares of Kraft Class A common stock equal to the product of (a) the number of Altria options held by such person on the Distribution Date and (b) the distribution ratio of 0.692024; and

•	an adjusted Altria option for the same number of shares of Altria common stock with a reduced exercise price.

Holders of Altria restricted stock or stock rights, awarded prior to January 31, 2007, retained their existing awards and received restricted stock or stock rights of Kraft Class A common stock, calculated using the same formula set forth above with respect to new Kraft options. All of the restricted stock and stock rights will vest in accordance with the original restriction period (typically, three years from the date of the original grant). Recipients of Altria stock rights awarded on January 31, 2007 (other than those employees who transferred to Kraft prior to the Distribution Date), did not receive stock rights of Kraft. Rather, they received additional stock rights of Altria to preserve the intrinsic value of the original award.

To the extent that employees of the remaining Altria received Kraft stock options, Altria will reimburse Kraft in cash for the Black-Scholes fair value of the stock options received. To the extent that Kraft employees hold Altria stock options, Kraft will reimburse Altria in cash for the Black-Scholes fair value of the stock options. To the extent that holders of Altria stock rights received Kraft stock rights, Altria will reimburse Kraft in cash for the market value of the Kraft stock on the Distribution Date less the value of projected forfeitures. Based upon the number of Altria stock awards outstanding at December 31, 2006, the net amount of these reimbursements would be a payment of approximately $133 million from Kraft to Altria.

Kraft was included in the Altria consolidated federal income tax return, and federal income tax contingencies are recorded as liabilities on the balance sheet of ALG (the parent company). ALG will reimburse Kraft in cash for these liabilities, which are approximately $300 million, plus interest.

A subsidiary of ALG provided Kraft with certain services at cost plus a 5% management fee. After the Distribution Date, Kraft will undertake these activities, and services provided to Kraft will cease in 2007. All intercompany accounts will be settled in cash.

Altria currently estimates that, if the distribution had occurred on December 31, 2006, it would have resulted in a net decrease to Altria’s stockholders’ equity of approximately $27 billion.

The unaudited pro forma condensed consolidated statements of earnings for the years ended December 31, 2006, 2005 and 2004, treat the spin-off of Kraft as if the distribution and related transactions occurred on January 1, 2004. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 gives effect to the spin-off of Kraft as if the distribution and related transactions occurred on December 31, 2006. The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments set forth in the accompanying notes. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the spin-off of Kraft been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with Altria’s consolidated financial statements and accompanying notes as of and for the year ended December 31, 2006 and Management’s Discussion and Analysis included in Altria’s Annual Report on Form 10-K for the year ended December 31, 2006.

Altria Group, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Earnings

For the Year Ended December 31, 2006

(Unaudited)

(in millions, except per share data)	Historical Altria (a)	Spin-off of Kraft (b)	Adjustments		Pro Forma Altria
Net revenues	$101,407	$(34,356)			$67,051
Cost of sales	37,480	(21,940)			15,540
Excise taxes on products	31,083				31,083

Gross profit	32,844	(12,416)	—		20,428
Marketing, administration and research costs	14,913	(7,249)			7,664
International tobacco Italian antitrust charge	61				61
Asset impairment and exit costs	1,180	(1,002)			178
Gain on redemption of United Biscuits investment	(251)	251			—
Gains on sales of businesses, net	(605)	117			(488)
Provision for airline industry exposure	103				103
Amortization of intangibles	30	(7)			23

Operating income	17,413	(4,526)	—		12,887
Interest and other debt expense, net	877	(510)			367

Earnings from continuing operations before income taxes, minority interest, and equity earnings, net	16,536	(4,016)	—		12,520
Provision for income taxes	4,351	(951)			3,400

Earnings from continuing operations before minority interest, and equity earnings, net	12,185	(3,065)	—		9,120
Equity earnings and minority interest in earnings from continuing operations, net	163	(5)	(367	)(c)	(209)

Earnings from continuing operations	$12,022	$(3,060)	$367		$9,329

Per share data
Basic earnings per share	$5.76				$4.47

Diluted earnings per share	$5.71				$4.43

Weighted average shares outstanding:
Basic	2,087				2,087
Diluted	2,105				2,105

See introduction and accompanying notes.

Altria Group, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Earnings

For the Year Ended December 31, 2005

(Unaudited)

(in millions, except per share data)	Historical Altria (a)	Spin-off of Kraft (b)	Adjustments		Pro Forma Altria
Net revenues	$97,854	$(34,113)			$63,741
Cost of sales	36,764	(21,845)			14,919
Excise taxes on products	28,934				28,934

Gross profit	32,156	(12,268)	—		19,888
Marketing, administration and research costs	14,799	(7,135)			7,664
Domestic tobacco headquarters relocation charges	4				4
Domestic tobacco loss on U.S. tobacco pool	138				138
Domestic tobacco quota buy-out	(115)				(115)
Asset impairment and exit costs	618	(479)			139
Gains on sales of businesses, net	(108)	108			—
Provision for airline industry exposure	200				200
Amortization of intangibles	28	(10)			18

Operating income	16,592	(4,752)	—		11,840
Interest and other debt expense, net	1,157	(636)			521

Earnings from continuing operations before income taxes, minority interest, and equity earnings, net	15,435	(4,116)	—		11,319
Provision for income taxes	4,618	(1,209)			3,409

Earnings from continuing operations before minority interest, and equity earnings, net	10,817	(2,907)	—		7,910
Equity earnings and minority interest in earnings from continuing operations, net	149	(3)	(406	)(c)	(260)

Earnings from continuing operations	$10,668	$(2,904)	$406		$8,170

Per share data
Basic earnings per share	$5.15				$3.95

Diluted earnings per share	$5.10				$3.91

Weighted average shares outstanding:
Basic	2,070				2,070
Diluted	2,090				2,090

See introduction and accompanying notes.

Altria Group, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Earnings

For the Year Ended December 31, 2004

(Unaudited)

(in millions, except per share data)	Historical Altria (a)	Spin-off of Kraft (b)	Adjustments		Pro Forma Altria

Net revenues	$89,610	$(32,168)			$57,442
Cost of sales	33,959	(20,281)			13,678
Excise taxes on products	25,647				25,647

Gross profit	30,004	(11,887)	—		18,117
Marketing, administration and research costs	13,665	(6,658)			7,007
Domestic tobacco headquarters relocation charges	31				31
International tobacco E.C. agreement	250				250
Asset impairment and exit costs	718	(603)			115
Losses on sales of businesses, net	3	(3)			—
Provision for airline industry exposure	140				140
Amortization of intangibles	17	(11)			6

Operating income	15,180	(4,612)	—		10,568
Interest and other debt expense, net	1,176	(666)			510

Earnings from continuing operations before income taxes, minority interest, and equity earnings, net	14,004	(3,946)	—		10,058
Provision for income taxes	4,540	(1,274)			3,266

Earnings from continuing operations before minority interest, and equity earnings, net	9,464	(2,672)	—		6,792
Equity earnings and minority interest in earnings from continuing operations, net	44	(3)	(402	)(c)	(361)

Earnings from continuing operations	$9,420	$(2,669)	$402		$7,153

Per share data
Basic earnings per share	$4.60				$3.49

Diluted earnings per share	$4.57				$3.47

Weighted average shares outstanding:
Basic	2,047				2,047
Diluted	2,063				2,063

See introduction and accompanying notes.

Altria Group, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2006

(Unaudited)

(in millions)
Assets	Historical Altria (a)	Spin-off of Kraft (d)	Adjustments		Pro Forma Altria
Cash and cash equivalents	$5,020	$(239)	$369	(e,f,g)	$5,150
Receivables, net	6,070	(3,869)			2,201
Inventories	12,186	(3,506)			8,680
Other current assets	2,876	(640)			2,236

Total current assets	26,152	(8,254)	369		18,267

Property, plant and equipment, net	17,274	(9,693)			7,581
Goodwill	33,235	(25,553)	(1,485	)(h)	6,197
Other intangible assets, net	12,085	(10,177)			1,908
Other assets	8,734	(1,897)	305	(f)	7,142

Total consumer products assets	97,480	(55,574)	(811)		41,095
Financial services assets	6,790	—			6,790

Total assets	$104,270	$(55,574)	$(811)		$47,885

Liabilities
Short-term borrowings	$2,135	$(1,715)			$420
Current portion of long-term debt	2,066	(1,418)			648
Due to Altria Group, Inc. and affiliates	—	(607)	607	(g)	—
Accounts payable	4,016	(2,602)			1,414
Accrued liabilities:
Marketing	2,450	(1,626)			824
Taxes, except income taxes	3,696	(76)			3,620
Employment costs	1,599	(750)			849
Settlement charges	3,552	—			3,552
Other	3,169	(1,528)			1,641
Income taxes payable	933	(151)	(24	)(f)	758
Dividends payable	1,811	—			1,811

Total current liabilities	25,427	(10,473)	583		15,537

Long-term debt	13,379	(7,081)			6,298
Deferred income taxes	5,321	(3,930)			1,391
Accrued pension costs	1,563	(1,022)			541
Accrued postretirement health care costs	5,023	(3,014)			2,009
Minority interest	3,528	(26)	(3,083	)(h)	419
Other liabilities	3,712	(1,473)	—		2,239

Total consumer products liabilities	57,953	(27,019)	(2,500)		28,434
Financial services liabilities	6,698	—			6,698

Total liabilities	64,651	(27,019)	(2,500)		35,132

Stockholders' Equity	39,619	(28,555)	1,689	(e,f,h)	12,753

Total liabilities and stockholders' equity	$104,270	$(55,574)	$(811)		$47,885

See introduction and accompanying notes.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a) These columns reflect the historical consolidated statement of earnings and consolidated balance sheet of Altria, as appropriate.

(b) These columns reflect the removal of Kraft’s consolidated statement of earnings from the Altria historical consolidated financial statements.

(c) Represents the adjustment to remove the minority interest in Kraft’s earnings from continuing operations in the Altria historical consolidated statement of earnings.

(d) This column reflects the removal of Kraft’s consolidated balance sheet from the Altria historical consolidated balance sheet.

(e) Represents the adjustment to record the pro forma cash payment by Kraft to Altria of $133 million as a result of the modifications to the existing stock awards that were described in the introduction to the pro forma condensed consolidated financial statements. This cash receipt is reflected as a capital transaction in the Altria pro forma condensed consolidated balance sheet.

(f) Represents the adjustment to record the pro forma cash payment by Altria to Kraft for tax contingencies of $305 million and the related accrued pre-tax interest of $66 million, ($42 million after tax). This entry also reflects the recognition of a long-term receivable from Kraft on the pro forma condensed consolidated balance sheet. This receivable arises from the Tax Sharing Agreement between Altria and Kraft, whereby Kraft will reimburse Altria for Kraft’s portion of tax contingencies that existed prior to the spin-off that may be paid to the taxing authorities in the future. The Altria pro forma condensed consolidated balance sheet contains a corresponding liability to the taxing authorities for the period prior to the spin-off under consolidated tax return regulations.

(g) Represents the cash settlement of the $607 million payable to Altria recorded by Kraft in its historical balance sheet.

(h) Represents an adjustment to the dividend of Kraft stock to Altria stockholders for the removal of the minority interest liability ($3,083 million) recorded in the historical balance sheet of Altria, partially offset by the removal of the goodwill ($1,485 million) recorded by Altria as a result of Kraft share repurchases. The total dividend to stockholders of $26,957 million reflects the removal of Kraft’s net equity of $28,555 million, partially offset by these adjustments.